THE CLARK BUILDING



                            Cambridge, Massachusetts







                                    LANDLORD
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                 THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP



                                     TENANT
================================================================================

                                 GENE LOGIC INC.


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                               THE CLARK BUILDING

                                Table of Contents
                                -----------------

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ARTICLE I RECITALS AND DEFINITIONS.............................................1

     Section 1.1 - Recitals....................................................1

     Section 1.2 - Definitions.................................................1

ARTICLE II PREMISES AND TERM...................................................2

     Section 2.1 - Premises....................................................2

     Section 2.2 - Appurtenant Rights..........................................3

     Section 2.3 - Landlord's Reservations.....................................3

     Section 2.4 - Parking.....................................................3

     Section 2.5 - Commencement Date...........................................4

     Section 2.6 - Extension Option............................................4

     Section 2.7 - Expansion Option............................................6

     Section 2.8 - Termination Option..........................................8

ARTICLE III RENT AND OTHER PAYMENTS............................................8

     Section 3.1 - Annual Fixed Rent...........................................8

     Section 3.2 - Real Estate Taxes...........................................9

     Section 3.3 - Operating Expenses.........................................10

     Section 3.4 - Other Utility Charges......................................13

     Section 3.5 - Above-standard Services....................................13

     Section 3.6 - No Offsets.................................................13

     Section 3.7 - Net Lease..................................................14

ARTICLE IV ALTERATIONS........................................................14

     Section 4.1 - Consent Required for Tenant's Alterations..................14

     Section 4.2 - Ownership of Alterations...................................14

     Section 4.3 - Construction Requirements for Alterations..................15

     Section 4.4 - Payment for Tenant Alterations.............................15

ARTICLE V RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES...............16

     Section 5.1 - Maintenance of Building and Common Areas by Landlord.......16

     Section 5.2 - Maintenance of Premises by Tenant..........................16

     Section 5.3 - Delays in Landlord's Services..............................17


ARTICLE VI TENANT COVENANTS...................................................18

     Section 6.1 - Permitted Uses.............................................18

     Section 6.2 - Laws and Regulations.......................................19

     Section 6.3 - Rules and Regulations......................................19

     Section 6.4 - Safety Compliance..........................................19

     Section 6.5 - Landlord's Entry...........................................19

     Section 6.6 - Floor Load.................................................20

     Section 6.7 - Personal Property Tax......................................20

     Section 6.8 - Assignment and Subleases...................................20

ARTICLE VII INDEMNITY AND INSURANCE...........................................22

     Section 7.1 - Indemnity..................................................22

     Section 7.2 - Liability Insurance........................................23

     Section 7.3 - Personal Property At Risk..................................23

     Section 7.4 - Landlord's Insurance.......................................24

     Section 7.5 - Waiver of Subrogation......................................24

ARTICLE VIII CASUALTY AND EMINENT DOMAIN......................................24

     Section 8.1 - Restoration Following Casualties...........................24

     Section 8.2 - Landlord's Termination Election............................25

     Section 8.3 - Tenant's Termination Election..............................25

     Section 8.4 - Casualty At Expiration of Lease............................25

     Section 8.5 - Eminent Domain.............................................25

     Section 8.6 - Rent After Casualty or Taking..............................26

     Section 8.7 - Taking Award...............................................26

ARTICLE IX DEFAULT...........................................................26

     Section 9.1 - Tenant's Default...........................................26

     Section 9.2 - Damages....................................................27

     Section 9.3 - Cumulative Rights..........................................28

     Section 9.4 - Landlord's Self-help.......................................28

     Section 9.5 - Enforcement Expenses; Litigation...........................28

     Section 9.6 - Interest On Overdue Payments...............................29

     Section 9.7 - Landlord's Right to Notice and Cure........................29

ARTICLE X MORTGAGEES' AND GROUND LESSORS' RIGHTS..............................29

     Section 10.1 - Subordination.............................................29

                                      (ii)

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     Section 10.2 - Prepayment of Rent Not to Bind Mortgagee..................29

     Section 10.3 - Tenant's Duty to Notify Mortgagee; Mortgagee's Ability to
                    Cure......................................................30

     Section 10.4 - Estoppel Certificates.....................................30

ARTICLE XI MISCELLANEOUS......................................................31

     Section 11.1 - Notice of Lease...........................................31

     Section 11.2 - Notices...................................................32

     Section 11.3 - Authority.................................................32

     Section 11.4 - Successors and Limitation On Liability On the Landlord....32

     Section 11.5 - Waivers by the Landlord...................................32

     Section 11.6 - Acceptance of Partial Payments of Rent....................33

     Section 11.7 - Interpretation and Partial Invalidity.....................33

     Section 11.8 - Quiet Enjoyment...........................................33

     Section 11.9 - Brokerage.................................................33

     Section 11.10 - Surrender of Premises and Holding Over...................33

     Section 11.11 - Ground Lease.............................................34

     Section 11.12 - Security Deposit.........................................34

     Section 11.13 - Financial Reporting.  Intentionally Omitted..............35

     Section 11.14 - Cambridge Employment Plan................................35

     Section 11.15 - Parking and Transportation Demand Management.............35

     Section 11.16 - Covenants................................................35

     Section 11.17 - Transition Services Agreement............................35


EXHIBIT A - Basic Lease Terms
EXHIBIT B - Legal Description
EXHIBIT B-1 - Depiction of Premises
EXHIBIT C - Work Letter
EXHIBIT D - Standard Services
EXHIBIT E - Rules and Regulations
EXHIBIT F - List of Items that May Be Removed by Tenant Pursuant to Section 4.2 EXHIBIT G - Standard Tenant System Allocations and Capacities
EXHIBIT H - Schedule of Parking Requirements

                                     (iii)

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                                      LEASE
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                                    ARTICLE I
                                    ---------

                            RECITALS AND DEFINITIONS
                            ------------------------

Section 1.1 - Recitals.

     This Lease (this "Lease") is entered into as of July 31, 2004, by and between THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP, a Delaware limited partnership (the "Landlord") and GENE LOGIC INC., a Delaware corporation (the "Tenant").

     In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2 - Definitions.

     The following terms shall have the meanings indicated or referred to below:

     "Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant's parking charges as provided in Section 2.4; the Tenant's Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant's Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable for special services pursuant to Section 3.5; costs for alterations or additions to the Premises exceeding the Tenant's Allowances (as described in the Work Letter); the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

     "Annual Fixed Rent" - See Exhibit A, and Section 3.1.

     "Building" means The Clark Building located at 38 Sidney Street, Cambridge, Massachusetts in which the Premises are located.

     "Commencement Date" - See Section 2.5.

     "Common Building Areas" means those portions of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to
Section 2.2.

     "External Causes" means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord's or Tenant's control and not due to the fault or neglect of the Landlord or Tenant.

     "Land" means the parcel of land situated in Cambridge, Massachusetts, described in Exhibit B.

     "Lease Year" means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof.

     "Permitted Uses" - See Exhibit A.

     "Premises" means approximately 19,093 rentable square feet located on the first and second floors of the Building (as the same may be expanded during the Term). See Exhibit A, Section 2.1 and Section 2.7.

     "Property" means the Land and the Building.

     "Term" - See Exhibit A.

     "University Park" means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue, Green and Blanche Streets, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

     "Work Letter" means the letter agreement of even date herewith between the Landlord and Tenant relating to the construction of leasehold improvements in the Premises attached hereto as Exhibit C.

                                   ARTICLE II
                                   ----------

                                PREMISES AND TERM
                                -----------------

Section 2.1 - Premises.

     The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises (all fixed casework, fume hoods, rooftop equipment, glass wash and auto claves and similar improvements shall remain with the Premises), the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's business. Except for the payment of Tenant's Allowances (as described in the Work Letter), Tenant acknowledges that it is accepting the Premises in its present "as-is" condition with no expectation that Landlord will or should perform or contribute toward the cost of any leasehold improvements required to prepare the Premises for Tenant's occupancy. Landlord shall be responsible, at its sole cost and expense, to demise the second floor of the Building as shown on Exhibit B-1 in a manner which meets all City of Cambridge building code requirements.

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Section 2.2 - Appurtenant Rights.

     The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice: (i) the entry, vestibules and main lobby of the Building, first floor mailroom, the common stairways, elevators, elevator wells, boiler room, elevator rooms, sprinkler rooms, mechanical rooms, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to loading area and freight elevator subject to Rules and Regulations then in effect, and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, vestibules, and elevator lobby of such floor.

     Additionally, the Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the nonexclusive right of access to and proportionate use of the roof for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord pursuant to the terms of Article IV, subject however, to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice, but only to the extent that the Tenant has assumed responsibility for maintenance and repair thereof.

Section 2.3 - Landlord's Reservations.

     The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use and with written notice to Tenant, except in emergencies (including the specialized needs of Tenant's operations which Landlord hereby acknowledges): (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures and equipment, wherever located in the Premises or the Building, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better for Tenant's use of the Premises consistent with the Permitted Uses.

Section 2.4 - Parking.

     The Landlord shall provide and the Tenant shall pay for parking privileges for use by the Tenant's employees, business invitees and visitors in accordance with Exhibit A. The Landlord shall operate, or cause to be operated, a parking garage known as the 80 Landsdowne Street Garage (the "Garage") to serve the Building and other buildings in University Park. The Tenant's parking privileges shall be initially located in the Garage and shall be on a nonexclusive basis (i.e., no reserved spaces); provided, however, Landlord agrees that the Garage shall be operated so as to maintain therein sufficient spaces to accommodate Tenant's parking privileges described in Exhibit A. However, Tenant's parking privileges may be relocated by Landlord to Landlord's parking facility located at 55 Franklin Street, Cambridge, Massachusetts, upon reasonable prior notice to Tenant from Landlord, as University Park is further developed and improved. In the event that

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Tenant's parking privileges are so relocated, Tenant's parking privileges at such new location shall be consistent with the terms set forth in this Section
2.4. All monthly users will have unlimited access to the Garage twenty-four (24) hours per day, seven days per week. Additional parking passes may be provided to Tenant on a month-to-month basis, as available.

     The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord, of which Tenant is given notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease. If there are any conflicts between the provisions of such rules and regulations and any provisions of this Lease, the provisions of this Lease shall govern.

     Charges for Tenant's parking privileges hereunder shall be at current monthly parking rates (which rates shall be consistent with market parking rates in parking facilities of comparable quality at mixed use office/research parks in East Cambridge) (currently at $210.00 per month per pass), and shall constitute Additional Rent and shall be payable monthly to Landlord at the time and in the fashion in which Annual Fixed Rent under this Lease is payable, as more particularly set forth on Exhibit H. Tenant's obligation to pay for the parking passes shall be on a schedule as employees are hired, as set forth on Exhibit H hereto.

     At any time during the Term Landlord shall have the right to assign Landlord's obligations to provide parking, as herein set forth, together with Landlord's right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, Landlord and Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume Landlord's obligations to provide the parking privileges to Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity. Landlord shall, however, remain primarily liable for the provision of Tenant's parking privileges.

Section 2.5 - Commencement Date.

     "Commencement Date" means the date which is set forth in Exhibit A. In the event the tenant currently occupying a portion of the Premises vacates early, Landlord will work with Tenant to provide for a Commencement Date prior to the date set forth in Exhibit A.

Section 2.6 - Extension Option.

     Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant and the Tenant is, as of the date of exercise and as of the commencement date of the Extension Term (as such term is defined below), actually occupying seventy-five percent (75%) or more of the Premises, the Tenant, or any entity which succeeds to Tenant's rights hereunder pursuant to a Permitted Transfer, shall have the right to extend the Term hereof for one (1) period of five (5) years (such five (5) year period the "Extension Term") on the terms and conditions set forth below.

          (a) Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term. Upon

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

          the giving of such notice, this Lease and the Term hereof shall be extended for an additional term of five (5) years without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant's giving notice to extend the Term. In no event may the Tenant extend the Term under this Section 2.6 for more than five (5) years after the expiration of the Initial Term, unless Landlord and Tenant shall mutually agree to such an extension.

          (b) The Extension Term shall be upon all the terms, conditions and provisions of this Lease except the Annual Fixed Rent during the five
          (5) year Extension Term shall be the then Extension Fair Rental Value of the Premises for such Extension Term to be determined under this
          Section 2.6.

          (c) For purposes of the Extension Term described in this Section 2.6, the Extension Fair Rental Value of the Premises shall mean ninety-five percent (95%) of the then current fair market annual rent for leases of other space similarly improved, taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions. The Landlord and Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within thirty (30) days after the Tenant has exercised an option for an Extension Term. If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within forty-five (45) days after the last day of the thirty (30) day period referred to above in this Section 2.6, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the Extension Fair Rental Value for the Premises. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within ten (10) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Extension Fair Rental Value for the Premises. The Final Professional shall then, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value (the "Final Professional's Valuation"). The Final Professional shall give notice of the

          Final Professional's Valuation to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant, unless Landlord or Tenant provide written notice of disapproval to the other party within ten (10) days of its receipt of the Final Professional's Valuation. In the event that Landlord or Tenant disapproves of the Final Professional's Valuation, (i) the disapproving party shall be responsible for payment to all third party appraisers utilized in connection with the process set forth in this
          Section 2.6, and (ii) the Lease shall be terminated effective three
          (3) months following the end of the original term (Tenant shall pay rent at the Annual Fixed Rent during such three (3) month period). In the event that Landlord and Tenant do not terminate this Lease pursuant to the preceding sentence and the term of the Lease is extended, each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the "Extension Rent Determination Date"), then the Tenant shall pay the Annual Fixed Rent at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the then applicable Fixed Rental Rate (such greater amount being referred to as the "Interim Rent"). If the Annual Fixed Rent as finally determined for the Extension Term is determined to be greater than the Interim Rent, then the Tenant shall pay to the Landlord the amount of the underpayment for the period from the end of the initial term of this Lease until the Extension Rent Determination Date within thirty (30) days of the Extension Rent Determination Date. If the Annual Fixed Rent as finally determined for the Extension Term is determined to be less than the Interim Rent, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent coming due after the Extension Rent Determination Date.

Section 2.7 - Expansion Option.

     Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, other than any which have been waived by the Landlord and the Tenant, as of the date of exercise of its rights under this
Section 2.7, and the Tenant, or any entity which succeeds to Tenant's rights hereunder pursuant to a Permitted Transfer, is in occupancy of at least seventy-five percent (75%) of the Premises for its own business purposes, the Tenant shall have the Right of First Opportunity (as hereinafter defined) to lease any tenantable space on the second floor of the Building which thereafter may become available, subject to the other terms and conditions of this Section 2.7.

     For purposes of this Section 2.7, the "Right of First Opportunity" shall mean the Tenant's right, subordinate to the Landlord's right to negotiate with any tenant or other occupant of the space in question who has taken occupancy of such space after the Tenant has declined to exercise its right under this
Section 2.7 with respect to such space to continue in occupancy (notwithstanding that such tenant or occupant may not have the right to extend the term of their lease for such space), to negotiate with Landlord to lease the space in accordance with this Section 2.7. From time to time during the Term of this Lease, the Landlord shall give written notice to the Tenant ("Landlord's First Opportunity Notice") describing such space, the date of its expected availability and the terms and conditions on which the Landlord is interested in leasing such space, taking into account the then current market conditions. The Tenant shall accept or decline Landlord's First Opportunity Notice in writing, on or before the date which is ten (10) business days after the date of Landlord's First Opportunity Notice. If the Tenant fails to respond within such time period, or if the Tenant declines the Landlord's offer, the Landlord shall thereafter be free to lease such space to any party provided that the fundamental economic terms of any such lease shall not be materially less favorable to the Landlord than the fundamental economic terms set forth on Landlord's First Opportunity Notice, and the Tenant shall have no further rights to lease such space hereunder until the space thereafter becomes available following its leasing by the Landlord, any such lease becoming the Existing Third Party Lease with respect thereto. If the Tenant shall accept Landlord's First Opportunity Notice, or if the Tenant shall make a counterproposal within the foregoing ten (10) business day time period, the Landlord agrees to negotiate in good faith with the Tenant with respect to leasing of such space by the Tenant during the period ending fifteen (15) days after the giving of such notice by the Tenant. If the parties cannot agree on the Annual Fixed Rent or any other material economic terms associated with a lease of such space within such 15 day period, but prior to the expiration of such 15-day period the Tenant gives the Landlord notice that the Tenant commits to lease the space in question (the "Expansion Space"), upon all of the terms and conditions of the Landlord's last offer but for the calculation of Annual Fixed Rent, then the Annual Fixed Rent for such Expansion Space shall be determined in accordance with Section 2.6 above, except that the Annual Fixed Rent shall equal the "Expansion Fair Rental Value" as defined hereinbelow, and the Tenant shall be bound to lease such space on the terms and conditions established under this Section 2.7.

     For purposes of this Section 2.7, the "Expansion Fair Rental Value" of Expansion Space shall mean the then current fair market annual rent for leases of space improved to the same level as the Premises and taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto (e.g. the amount of the fit-up allowance, the absence of any rent-free period for construction of leasehold improvements and any brokerage commissions), determined as provided below in this Section 2.7. If the Expansion Fair Rental Value of such Expansion Space is not agreed upon by the Landlord and the Tenant within the 15-day period referred to in the grammatical paragraph immediately above (the "Rental Determination Commencement Date"), then each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Expansion Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within ninety
(90) days after the Rental Determination Commencement Date, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Expansion Fair Rental Value for such Expansion Space. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the Expansion Fair Rental Value for such Expansion Space. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of

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

the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Expansion Fair Rental Value for such Space. The Final Professional shall then, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Expansion Fair Rental Value (the "Final Professional's Expansion Valuation"). The Final Professional shall give notice of the Final Professional's Expansion Valuation to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the Tenant commences occupancy of any Expansion Space prior to a final determination of the Expansion Fair Rental Value therefor (the "Expansion Rent Determination Date"), then the Tenant shall pay the Annual Fixed Rent at the rate specified in the Landlord's written report of the Expansion Fair Rental Value until the Expansion Fair Rental Value is finally established. If the Expansion Fair Rental Value is determined to be greater than the rate specified in the Landlord's written report of the Expansion Fair Rental Value, then the Tenant shall pay to the Landlord the amount of such underpayment within thirty (30) days of the final determination of the Expansion Fair Rental Value, and if the Expansion Fair Rental Value is determined to be less than the rate specified in the Landlord's written report of the Expansion Fair Rental Value, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due after the Expansion Rent Determination Date.

Section 2.8 - Termination Option.

     Following the eighteenth month (18th) of the Term, Tenant shall have the right to terminate this Lease. Such termination right shall require not less than six (6) months prior written notice to Landlord ("Tenant's Termination Notice") and shall in no event become effective prior to the end of the twenty-fourth (24th) month of the Term. If Tenant exercises this termination option and delivers the Tenant's Termination Notice in accordance with this Lease, this Lease shall terminate six (6) months after receipt of the Tenant's Termination Notice by Landlord, and Tenant shall be relieved of all future obligations hereof.

                                   ARTICLE III

                             RENT AND OTHER PAYMENTS

Section 3.1 - Annual Fixed Rent.

     From and after the Annual Fixed Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Annual Fixed Rent Commencement Date and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the Rent Commencement Date or end of the Term. The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.

Section 3.2 - Real Estate Taxes.

     From and after the Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section
3.2. The terms used in this Section 3.2 are defined as follows:

     (a) "Tax Year" means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date other than July l, such other date.

     (b) "The Tenant's Tax Expense Allocable to the Premises" means (i) that portion of the Landlord's Tax Expenses for a Tax Year which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building and (ii) in the event that the Premises are improved to a standard which is higher than other portions of the Property and the Property is re-assessed at a higher value, such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord using good faith commercially reasonable judgment based on assessment values and other information with respect to the Premises and the Building made available by the assessing authorities (Landlord's determination of such allocation shall take into account the rate of appreciation, if any, of real property in the City of Cambridge from the date of the prior assessment to the date of the new assessment, and the portion of any increased assessment on the Property which is allocable to any such general increase in the value of the real property in the City of Cambridge shall not be allocated disproportionately to Tenant).

     (c) "The Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

     (d) "Real Estate Taxes" means (i) all real property taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property, but excluding any income taxes payable by Landlord as a result of payments made to Landlord by Tenant or any other tenant at the Property; and (ii) reasonable expenses of any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of "Real Estate Taxes" shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes."

     Payments by the Tenant on account of the Tenant's Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12th) of the Tenant's Tax Expenses Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord's Tax Expenses on the dates due to the taxing authority.

     Not later than ninety (90) days after the Landlord's Tax Expenses are determinable for the first Tax Year of the Term or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes. Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year. If at the time such statement is rendered it is determined with respect to any Tax Year, that the Tenant has paid (i) less than the Tenant's Tax Expenses Allocable to the Premises or (ii) more than the Tenant's Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty
(30) days of such statement the amount of such underpayment and, in the case of
(ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Tax Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

     To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate. Landlord shall, upon Tenant's request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord's calculations and all other relevant information.

Section 3.3 - Operating Expenses.

     From and after the Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3. The terms used in this Section 3.3 are defined as follows:

     (a) "The Tenant's Operating Expenses Allocable to the Premises" means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

     (b) "Operating Expenses for the Property" means Landlord's reasonable cost of operating, cleaning, maintaining and repairing the Property, and shall include without limitation, the cost of services on Exhibit D; premiums for insurance carried pursuant to Section 7.4; the amount deductible from any insurance claim actually made by Landlord during the time period in question (which amount is currently $10,000.00, and which amount may be increased during the Term and any Extension Term provided such increase is reasonable and customary); reasonable compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below, provided that such charges shall be prorated to reflect the percentage of rentable square feet of the Building as compared to all of the commercial rentable square feet at University Park) directly engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for additional or special services and those charges related to the cost of operating base Building equipment not used by Tenant, cost of providing conditioned water for HVAC services; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the applicable fair market rental charges in the case of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements (other than repairs and replacements reimbursed from contractors under guarantees or made by the Landlord pursuant to the Work Letter); cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees not to exceed 3% of gross revenues with respect to the Premises; the cost of any capital improvement either required by law or regulation or which reduces the Operating Expenses for the Property or which improves the management and operation of the Property in a manner acceptable to Tenant, which cost shall be amortized in accordance with generally accepted accounting principles together with interest on the unamortized balance calculated at the rate from time to time announced by Bank of America, N.A. as its prime rate; charges reasonably allocated to the Building for the operating, cleaning, maintaining and repairing of University Park common areas and amenities; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Property. If, for any reason portions of the Rentable Area of the Building not included in the Premises were not occupied by tenants or the Landlord was not supplying all tenants with the services being supplied under the Lease or any tenants in the Building were supplied with a lesser level of standard services than those supplied to the Tenant under this Lease, Landlord's Operating Expenses for the Property shall include the amounts reasonably determined by Landlord which would have been incurred if ninety-five percent (95%) of the rentable area in the Building were occupied and were supplied with the same level of standard services as supplied to the Tenant under this Lease.

          Operating Expenses for the Property shall not include the following: the Landlord's Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance, (iii) resulting from correcting defects in the work for which the Landlord is obligated pursuant to the Work Letter, or (iv) required, above and beyond ordinary periodic maintenance, to maintain in serviceable condition the major structural elements of the Building, including the roof, exterior walls and floor slabs; replacement or contingency reserves; ground lease rents or payment of debt obligations; costs incurred due to negligent acts or omissions of Landlord, Landlord's agents, contractors or employees, or any other tenant of the Building; legal and other professional fees for matters not relating to the normal administration and operation of the Property; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; lease up and tenant improvement costs for space other than the Premises in the Building; costs of capital improvements not permitted hereinabove; and separately metered or submetered utilities for other tenants in the Building. The Landlord's Operating Expenses shall be reduced by the amount of any proceeds, payments, credits or reimbursements which the Landlord receives from sources other than tenants and which are applicable to such Operating Expenses for the Property.

     Payments by the Tenant for its share of the Operating Expenses for the Property shall be made in monthly installments of one-twelfth (1/12th) of Tenant's share of Operating Expenses. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's share the Operating Expenses for the Property for each calendar year.

     Not later than ninety (90) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of the Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant's Operating Expenses Allocable to the Premises. Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any calendar year, that the Tenant has paid (i) less than the Tenant's Operating Expenses Allocable to the Premises or (ii) more than the Tenant's Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

     The Tenant may examine or audit the accounts and original bills for Operating Expenses upon thirty (30) days' prior written notice to the Landlord, but no more often than one (1) time in any Fiscal Year. The Landlord agrees that it will make available to the Tenant in the Landlord's office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as Landlord may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord's parent company. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of five percent (5%) of the Tenant's Operating Expenses for the Fiscal Year in question, in which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Fiscal Year of the Landlord, the Tenant must make any such audit within six (6) months after the Tenant's receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must further make any claim for revision of Operating Expenses for such Fiscal Year by written notice to the Landlord within said six
(6) month period. The Tenant shall have the right to deduct from future installments of Operating Expenses any overpayments for Operating Expenses made by Tenant which are disclosed by an audit conducted pursuant to this Section 3.3.

Section 3.4 - Other Utility Charges.

     During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for steam, heat, gas, electricity, fuel and other services and utilities furnished to the Premises, and shall pay to Landlord as Additional Rent its pro rata share of water, sewer and other services and utilities which shall be prorated to reflect Tenant's proportional usage based upon Tenant's proportional occupancy of the Building. Landlord acknowledges that all other tenant spaces in the Building are separately metered.

Section 3.5 - Above-standard Services.

     If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord. Landlord shall have the right from time to time to inspect Tenant's utility meters and to install timers thereon at Tenant's expense for purposes of monitoring above-standard service usage. Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.

Section 3.6 - No Offsets.

     Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

Section 3.7 - Net Lease.

         It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord's obligations to pay any debt service or ground rent on the Property, to provide the Landlord's services, and to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease.

                                   ARTICLE IV
                                   ----------

                                   ALTERATIONS
                                   -----------

Section 4.1 - Consent Required for Tenant's Alterations.

     The Tenant shall not make alterations or additions to the Premises except in accordance with (i) the building standards from time to time in effect, (ii) construction rules and regulations from time to time promulgated by Landlord and applicable to Tenants in the Building, and (iii) plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant may make non-structural alterations affecting only the interior of the Premises, and not affecting building systems, costing less than $25,000.00 in any one instance (or in the aggregate with respect to related alterations) without Landlord's prior written consent, but subject to the other terms of this Lease and provided that Tenant provides notice of such alterations within a reasonable time after the completion of the same. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) will affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building,
(ii) will require significant expense to readapt the Premises to substantially the same condition of the Premises as of the date hereof unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord, or (iii) which would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, or use more than Tenant's pro rata share of Building capacities as outlined in Exhibit G attached hereto and made a part hereof, in each case, as reasonably determined by the Landlord.

Section 4.2 - Ownership of Alterations.

     All alterations and additions shall be part of the Building and owned by the Landlord except for the items listed on Exhibit F (the "Removable Items"), as such Exhibit F may be amended from time to time in writing by Landlord and Tenant. The Removable Items may be removed by Tenant at its option upon the expiration or earlier termination of this Lease, provided, however, Landlord may require such removal by Tenant provided Landlord advised Tenant in writing of such requirement prior to the installation of the alteration or addition by Tenant. With respect to alterations and additions requiring prior notice to Landlord, if Tenant fails to inform Landlord (as and to the extent required under this Lease) at least ten (10) days prior to the installation of the alteration or addition, thereby preventing Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then Landlord may require such removal without exception. All movable trade fixtures and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions or personal property from the Premises, including the Removable Items.

Section 4.3 - Construction Requirements for Alterations.

     All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord's construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times with prior notice to Tenant and shall give notice of observed defects. Upon the Tenant's occupancy of the Premises pursuant to the Transition Services Agreement described in Section 11.17 hereof, Tenant may begin construction work in the Premises. All of the Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by the Landlord's general contractor or by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold, condition or delay (Landlord shall provide its written consent or written notice of its reason for withholding consent within ten (10) days of any request for consent from Tenant). The Tenant, before starting any work, shall receive and comply with Landlord's construction rules and regulations applicable to all tenants in the Building and shall cause Tenant's contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors performing work with a value in excess of $25,000 and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor engaged to perform work to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with limits of $1,000,000 (individual)/$3,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days' notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

Section 4.4 - Payment for Tenant Alterations.

     The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within ten (10) business days after the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as Additional Rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

                                   ARTICLE V
                                   ---------

              RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES
              -----------------------------------------------------

Section 5.1 - Maintenance of Building and Common Areas by Landlord.

     Except as otherwise provided in Article VIII, the Landlord shall make such repairs to the major structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in good condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the Building, and all mechanical systems and equipment serving the Building and not exclusively serving the Premises. The Landlord shall further perform the services on Exhibit D hereto. The Landlord shall in no event be responsible to the Tenant for any condition in the Premises or the Building caused by an act or neglect of the Tenant, or any invitee or contractor of the Tenant. Landlord's costs in performing such services shall be reimbursed by the Tenant to the extent provided in Section 3.3. Landlord warrants that all Building systems relating to the Premises are in good working order and will be maintained according to a standard similar to other first class laboratory buildings in the Cambridge market. Additionally, an emergency generator is available in the Building for the Tenant.

Section 5.2 - Maintenance of Premises by Tenant.

     The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Section 5.1 and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions made by the Tenant, which Tenant has not elected to retain in accordance with the terms of Sections 4.2 and 5.2, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant. Mechanical, HVAC, and all laboratory systems and equipment shall be maintained in good order, condition and repair. Tenant shall, upon request, provide evidence reasonably satisfactory to Landlord that it has available the necessary expertise to properly conduct and carry out this responsibility, either through persons employed by the Tenant or through contracts with independent service organizations, or a combination thereof. All charges incurred by Landlord in connection with such work, whether by independent organizations or in accordance with reasonable rates assigned to employees of Landlord or Landlord's affiliates, shall be promptly reimbursed by Tenant as Additional Rent. The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant.

Section 5.3 - Delays in Landlord's Services.

     The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason or inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     The Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. In no event shall the Landlord have any liability to the Tenant for the unavailability of heat, light or any utility or service to be provided by the Landlord to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems' operation as soon as possible.

     Notwithstanding anything contained herein to the contrary, in the event Landlord shall fail to provide the services it is required to provide to Tenant hereunder for any reason other than due to Tenant's acts or omissions, and as a result thereof, Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, Tenant shall be entitled to (i) proportionate abatement of rent for the period Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, or (ii) terminate this Lease if Landlord is unable to restore such services within three (3) months from the date of interruption. Tenant shall have the right to terminate this Lease as aforesaid by written notice to Landlord at any time after the expiration of such three (3) month period, and such termination shall be effective as of the date of the interruption in service. To the extent any such unavailability is caused primarily by the action or inaction of Landlord, it's servants, agents, employees, contractors, licensees, invitees or any persons claiming by, through or under Landlord, and (i) Landlord fails to commence commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, or (ii) Landlord, upon commencing commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, fails to restore the services within thirty (30) days after Tenant notifies Landlord of such unavailability, Tenant shall have the right to restore such service at Landlord's cost and expense.

                                   ARTICLE VI
                                   ----------

                                TENANT COVENANTS
                                ----------------

     The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1 - Permitted Uses.

     The Tenant shall occupy the Premises only for the Permitted Uses, which include, but are not limited to general business and administrative office, biotechnology research and development, animal experimentation and related activities thereto, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord of any materials on OSHA's right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of pubic authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or permit the same in or on the Premises or any parking areas provided for under this Lease, unless first giving Landlord notice thereof. The Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease, except as specifically permitted by government license or permit. The Tenant will indemnify the Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys' fees, incurred as a result of any contamination of the Building or any other portion of University Park with Hazardous Materials by the Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. Tenant shall provide to Landlord herewith certified copies of all licenses and permits Tenant has been required to obtain prior to handling any such Hazardous Materials. Tenant shall further provide to Landlord evidence satisfactory to Landlord from Tenant's consultant preparing any regulatory filings for licensing or permitting to handle Hazardous Materials setting forth in reasonable detail all licenses and/or permits that Tenant is required to obtain or will obtain prior to the Commencement Date and that such licenses and/or permits are valid and in full force and effect. Tenant shall have received all such licenses and/or permits prior to commencement of its operations in the Premises. From time to time hereafter upon thirty (30) days advance notice from Landlord, Tenant will provide Landlord with such updated provisions of Sections 6.1 and
6.2 as the Landlord may reasonably request. Upon request by the Landlord, Tenant shall immediately remove any material or substances which are not in compliance with this Section 6.1. The Landlord represents and warrants to the Tenant that, to the best of Landlord's knowledge, the Permitted Uses are in compliance with all current land use and zoning restrictions applicable to the Premises, subject to the terms and conditions thereof.

Section 6.2 - Laws and Regulations.

     The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005, 1053, 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.

Section 6.3 - Rules and Regulations.

     The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property and the parking facilities relating thereto. The Landlord shall not be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations, however Landlord shall uniformly enforce the Rules and Regulations. The Landlord shall provide, at the Landlord's expense, a Building standard tenant name sign at the entryway to the Premises. Notwithstanding anything contained in this Lease (including all exhibits) to the contrary, Tenant shall have the right to install a sign or signs with its corporate logo on the facade of the Building and signage in the Building's main lobby, subject to the prior approval of such sign by Landlord, which approval shall not be unreasonably withheld or delayed.

Section 6.4 - Safety Compliance.

     The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any non-office use made by the Tenant and to procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall provide to Landlord copies of such reports, evaluations and certifications as they are periodically obtained by Tenant or upon ten (10) days advance notice from Landlord (but only to the extent that Tenant has failed to previously provide any such reports). Landlord represents and warrants that the Premises are in compliance with applicable laws.

Section 6.5 - Landlord's Entry.

     The Tenant shall permit the Landlord and its agents (which agents shall be identified to Tenant and reasonably approved by Tenant for entry), after 48 hours prior notice and at times reasonably acceptable to Tenant, except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, monitoring Tenant's compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants (during the last nine (9) months of the Term or after notice of termination by the Tenant has been received by Landlord) provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant's trade secrets, proprietary technology or critical business operations.

Section 6.6 - Floor Load.

     The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law as set forth in Exhibit "G" attached hereto. Further, Tenant shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Landlord shall in each instance authorize. The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

Section 6.7 - Personal Property Tax.

     The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8 - Assignment and Subleases.

     The Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Except as specifically permitted herein, any assignment or sublease made without such consent shall be void. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed assignment or subletting by the Tenant based on any of the following factors:

     (a) The business of the proposed occupant is not consistent with the image and character which the Landlord desires to promote for the Building.

     (b) The proposed assignment, mortgage or pledge would in any way materially diminish Landlord's rights with respect to the Premises.

     (c) The proposed occupant is not sufficiently creditworthy in the reasonable opinion of Landlord based on a comparison of the creditworthiness of other companies in the same industry as the proposed occupant.

     Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to its parent corporation, to a wholly owned subsidiary, to a corporation which is wholly owned by the same corporation which wholly owns Tenant, to an entity directly or indirectly controlling, controlled by or under common control with Tenant, any entity owning or controlling fifty percent (50%) or more of the outstanding voting interest of Tenant, or any entity of which Tenant owns or controls fifty percent (50%) or more of the voting interests, provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of all or substantially all of its assets, any entity resulting from the merger or consolidation of Tenant, any successor entity resulting from a bona fide reorganization or Tenant, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the "Acquiring Company"), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than $25,000,000.00, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant's obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord's reasonable expenses incurred in connection therewith (up to a maximum amount of $5,000.00). Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord's receipt of the information or items described in (b)(i) and (iii) above, Landlord shall be deemed to have waived its right to object thereto. The transfers described in this paragraph are referred to hereinafter as "Permitted Transfers."

     Whether or not the Landlord consents, or is required to consent, to any assignment or subletting, the Tenant named herein (to the extent that the Tenant continues to exist as a distinct entity separate and apart from the entity to which the Lease is assigned) shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without imitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

     The Tenant shall give the Landlord notice of any proposed sublease or assignment, whether or not the Landlord's consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including
(i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant's or assignee's most recent annual financial statement,
(iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting, in the aggregate amount of up to $5,000.00. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the

Landlord may, at any time during the continuance of an Event of Default hereunder without cure, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this
Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. After deducting reasonable and ordinary sublease transaction expenses (including, without limitation, any broker's commission), unamortized tenant improvements paid by the Tenant and rent abatement, the Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased). The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting.

     Landlord may elect, prior to approving or disapproving any proposed assignment or sublease of the entire Premises, to repossess the Premises, provided that such repossession shall not take effect (i) until twelve (12) months after the proposal by Tenant of an assignment of the entire Premises or
(ii) until thirty (30) days after the proposal by Tenant of a proposed sublease of the entire Premises. Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine. In the event Landlord elects to repossess the Premises as provided above, then all of the Tenant's rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.


                                  ARTICLE VII
                                  -----------

                            INDEMNITY AND INSURANCE
                            -----------------------

Section 7.1 - Indemnity.

     To the maximum extent this agreement may be made effective according to law, the Tenant agrees to indemnify and save harmless the Landlord from and against all claims, loss, or damage of whatever nature arising from any breach by Tenant of any obligation of Tenant under this Lease or from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results, from an act or omission on the part of the Tenant or the Tenant's agents or employees, licensees, invitees, servants or contractors, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Landlord, or the Landlord's contractors, licensees, invitees, agents, servants or employees.

     Landlord shall indemnify and save Tenant harmless from legal action, damages, loss, liability and any other expense, including reasonable defense costs, in connection with loss of life, bodily or personal injury or property damage, arising from or out of all acts, failures, omissions or negligence of Landlord, its agents, employees or contractors which occur in or about the Premises, outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord, unless such legal action, damages, loss, liability or other expense, including reasonable defense costs, results from any act, omission or neglect of Tenant, its respective agents, contractors, employees or persons claiming through it.

     The foregoing indemnity and hold harmless agreements shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 7.2 - Liability Insurance.

     The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty
(30) days' prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

Section 7.3 - Personal Property at Risk.

     The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord's, its agents, employees, licensees, invitees, servants or contractors gross negligence or willful misconduct.

Section 7.4 - Landlord's Insurance.

     The Landlord shall carry such casualty and liability insurance upon and with respect to operations at the Building, as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, insurance against loss by fire and the risks now covered by extended coverage endorsement No. 4 in an amount equal to the replacement value of the Building, exclusive of foundations, site preparation and other nonrecurring construction costs.

Section 7.5 - Waiver of Subrogation.

     Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

                                 ARTICLE VIII.
                                 -------------

                           CASUALTY AND EMINENT DOMAIN
                           ---------------------------

Section 8.1 - Restoration Following Casualties.

     If, during the Term, the Building or Premises shall be damaged by fire or casualty, subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise reasonable efforts to restore the Building or Premises to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from any External Cause. The Landlord shall have no obligation to expend in the reconstruction of the Building more than the actual amount of the insurance proceeds made available to the Landlord by its insurer and not retained by the Landlord's mortgagee or ground lessor. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current laws and applicable codes.

Section 8.2 - Landlord's Termination Election.

     If the Landlord reasonably determines that the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building or if in the reasonable opinion of the Landlord the Building has been so damaged that it is appropriate for the Landlord to raze or substantially alter the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within sixty (60) days after the date of the casualty or such later date as is required to allow the Landlord a reasonable time to make either such determination. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event, not later than sixty (60) days after such notice, and if no date is specified, effective upon the date of the Casualty or Taking.

Section 8.3 - Tenant's Termination Election.

     Unless the Landlord has earlier advised the Tenant of the Landlord's election to terminate this Lease pursuant to Section 8.2, or to restore the Premises and maintain this Lease in effect pursuant to Section 8.1, the Tenant shall have the right after the expiration of ninety (90) days after any casualty which materially impairs a material portion of the Premises to give a written notice to the Landlord requiring the Landlord within ten (10) days thereafter to exercise or waive any right of the Landlord to terminate this Lease pursuant to
Section 8.2 as a result of such casualty and if the Landlord fails to give timely notice to the Tenant waiving any right under Section 8.2 to terminate this Lease based on such casualty, the Tenant shall be entitled, at any time until the Landlord has given notice to the Tenant waiving such termination right, to give notice to the Landlord terminating this Lease. Where the Landlord is obligated to exercise reasonable efforts to restore the Premises, unless such restoration is completed within nine (9) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes (but in no event beyond nine
(9) months from the date of the casualty or taking), the Tenant shall have the right to terminate this Lease at any time after the expiration of such nine-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the date of the Casualty or Taking.

Section 8.4 - Casualty at Expiration of Lease.

     If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred and twenty (120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty
(60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such Casualty.

Section 8.5 - Eminent Domain.

     Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence and to the availability of sufficient proceeds from the eminent domain taking not retained by any mortgagee or ground lessor.

Section 8.6 - Rent After Casualty or Taking.

     If the Premises shall be damaged by fire or other casualty, except as provided below, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant, from and after the date of the Casualty or Taking until the Premises shall be restored to substantially the same condition as immediately prior to such Casualty or Taking. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

Section 8.7 - Taking Award.

     Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by the Landlord from the taking authority pursuant to the preceding sentence.

                                   ARTICLE IX
                                   ----------

                                     DEFAULT
                                     -------

Section 9.1 - Tenant's Default.

     Each of the following shall constitute an Event of Default:

     (a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five
          (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing (after receipt by Tenant of written notice from Landlord) when due two
          (2) times in any period of twelve (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) business days after the same are due.

     (b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty
          (30) days, such breach remains susceptible to cure, and the Tenant diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

     (c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

     If an Event of Default shall occur and be continuing without cure, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give written notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Section 9.2 - Damages.

     In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the Lump Sum Payment) equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting and Landlord shall use commercially reasonable efforts to relet the Premises. The Landlord shall use commercially reasonable efforts to relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and shall make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant's liability except as provided herein. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises.

Section 9.3 - Cumulative Rights.

     The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 9.4 - Landlord's Self-help.

     If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, after any applicable cure period and upon reasonable, but in no event more than ten (10) days', notice to the Tenant (except in case of emergency in which case no notice need be given), to perform such obligation. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

Section 9.5 - Enforcement Expenses; Litigation.

     In the event that either party prevails in litigation commenced to enforce any right or obligation hereunder, such party shall be entitled to recover from the other party all reasonable costs and expenses incurred by such party in connection with the litigation.

     If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys' fees incurred by such party in such litigation.

Section 9.6 - Interest on Overdue Payments.

     Any Annual Fixed Rent and Additional Rent not paid within any applicable grace period shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord's financing for the Building, as from time to time in effect, and
(ii) one hundred and twenty-five percent (125%) of the rate from time to time announced by Bank of America, N.A. as its prime rate, or if such rate can no longer be determined, one hundred and twenty-five percent (125%) of the rate from time to time announced by a major commercial bank selected by the Landlord as the rate charged to creditworthy commercial clients for short-term unsecured borrowings.

Section 9.7 - Landlord's Right to Notice and Cure.

     The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Landlord commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Landlord diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

                                   ARTICLE X
                                   ---------

                     MORTGAGEES' AND GROUND LESSORS' RIGHTS
                     --------------------------------------

Section 10.1 - Subordination.

     This Lease shall, at the election of the holder of any mortgage or ground lease on the Property, be subject and subordinate to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in the Tenant. Notwithstanding the foregoing, Tenant's rights under this Lease and use and enjoyment of the Premises shall not be disturbed by any such mortgagee or ground lessor so long as there is no uncured Event of Default, and Tenant shall be entitled to receive executed agreements from same to such effect.

Section 10.2 - Prepayment of Rent not to Bind Mortgagee.

     No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.3 - Tenant's Duty to Notify Mortgagee; Mortgagee's Ability to Cure.

     No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to the Landlord's mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, which shall include a reasonable time for such mortgagee or ground lessors, but in no event more than thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition.

Section 10.4 - Estoppel Certificates.

     The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that no prepayment or reduction of rent and no modification, termination or acceptance of Lease will be valid as to the party to whom such certificate is addressed without the consent of such party; (xii) that any notice to Tenant may be given it in accordance with Section 11.2 hereof; and (xiii) such other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On the Commencement Date, the Tenant shall, at the request of the Landlord, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue and that the Tenant has taken occupancy of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

     Landlord shall from time to time, upon not less than fifteen (15) days' prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid, and (v) that the Tenant is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Tenant has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into the Lease, except as specified; (ix) such other matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective lender of Tenant, any prospective assignee or subtenant of Tenant or any prospective purchaser of Tenant or Tenant's assets, and shall be binding on the Landlord.

                                   ARTICLE XI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

Section 11.1 - Notice of Lease.

     The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 11.2 - Notices.

     Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord's Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Address for Notices or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 11.3 - Authority.

     Landlord represents and warrants that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

     Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

Section 11.4 - Successors and Limitation on Liability on the Landlord.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property (and including any proceeds realized from the sale of such Property) but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property.

Section 11.5 - Waivers by the Landlord.

     The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 11.6 - Acceptance of Partial Payments of Rent.

     No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 11.7 - Interpretation and Partial Invalidity.

     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 11.8 - Quiet Enjoyment.

     So long as the Tenant pays Annual Fixed Rent and Additional Rent (subject to Tenant's right to abate rent as set forth herein), performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

Section 11.9 - Brokerage.

     Each party represents and warrants to the other that it has had no dealings with any broker or agent other than Meredith & Grew, Incorporated and NAI Hunneman Commercial in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by Meredith & Grew, Incorporated and NAI Hunneman Commercial, who shall be paid by Landlord as detailed in a separate agreement with Landlord dated June 23, 2004) arising out of the other party's actions.

Section 11.10 - Surrender of Premises and Holding Over.

     The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to
Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

     If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

Section 11.11 - Ground Lease.

     This Lease is in all respects subject to the ground lease (the "Ground Lease") between the Landlord as lessee and Massachusetts Institute of Technology ("MIT") as lessor dated as of August 20, 1986. If any provision of the Ground Lease shall be inconsistent with the provisions of this Lease, the provisions of the Ground Lease shall be deemed to limit the provisions hereof, except as are expressly otherwise provided in a written agreement signed by MIT, the Landlord and the Tenant.

Section 11.12 - Security Deposit.

     Concurrently with its execution and submission of this Lease, Tenant shall deposit with Landlord a security deposit in the amount as provided in Exhibit A hereto in the form of cash or a letter of credit, the issuing bank and form of which shall be subject to Landlord's review and reasonable approval. Landlord may commingle such deposit with its other funds and may apply such deposit upon an Event of Default of Tenant hereunder. Provided there is no uncured Event of Default hereunder, Landlord shall return the then remaining portion of the security deposit to Tenant within thirty (30) days after the expiration of this Lease. In the event Landlord applies any such funds, Tenant shall pay to Landlord as Additional Rent within ten (10) days after invoice therefor, the amount of the security deposit applied by Landlord, such that the balance of the security deposit shall be restored to its original amount.

Section 11.13 - Financial Reporting.  Intentionally Omitted

Section 11.14 - Cambridge Employment Plan.

     The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

Section 11.15 - Parking and Transportation Demand Management.

     Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management ("PTDM") program that comprises part of a comprehensive PTDM for University Park, provided that such cooperation shall be at no expense to Tenant. In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted. Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant's PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefore allowed under the federal tax code, to any employee working in the Premises requesting one. Tenant agrees to comply with the traffic mitigation measures required by the City of Cambridge, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

Section 11.16 - Covenants.

Landlord covenants and agrees to use all commercially reasonable efforts to obtain a non-disturbance agreement from Landlord's mortgagee and MIT providing that in the event of the termination of the Ground Lease or the foreclosure of the mortgage from Landlord to Landlord's mortgagee, as applicable, the rights of tenant shall not be disturbed and MIT or Landlord's mortgagee, as applicable, or their respective successors or assigns shall be bound by and perform all of Landlord's obligations hereunder, provided that Tenant shall be responsible for paying the reasonable cost of obtaining such agreements.

Section 11.17 - Transition Services Agreement.

The Landlord acknowledges receipt of the Transition Services Agreement by and between Millenium and Tenant. Landlord hereby consents to Tenant's occupancy of the Premises pursuant to the Transition Services Agreement prior to the Commencement Date and Landlord hereby waives any right it may have under Landlord's lease with Millenium to recapture the Premises.

IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.



                                 LANDLORD:

                                 THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP


                                 By:    Forest City 38 Sidney Street, Inc.,
                                        a Massachusetts corporation


                                        By:  /s/ Michael Farley
                                             ------------------------------
                                        Name:  Michael Farley
                                        Title: Vice President


                                 TENANT:

                                 GENE LOGIC INC., a Delaware corporation

                                 By:    /s/ Mark D. Gessler
                                        --------------------------------
                                 Name:  Mark D. Gessler
                                 Title: Chairman of the Board, CEO and President

                                    EXHIBIT A

                                Basic Lease Terms
                                -----------------



Annual Fixed Rent                 $33.00 per rentable square foot, NNN
for the Term:
Security Deposit:                 $ 78,758.63

Term: Forty-eight (48) months, commencing on the Commencement Date as defined in Section
                                  2.5 of the Lease and expiring on the last day of the forty-eighth (48th) month following the Commencement Date, subject to early termination pursuant to Section
                                  2.8.

Landlord's Address for            Thirty-Eight Sidney Street Limited Partnership
Notices:                          Forest City Commercial Group, Inc.
                                  38 Sidney Street
                                  Cambridge, Massachusetts 02139
                                  Attention: Gayle Farris
                                             Vice President

                                  With a copy to:

                                  Forest City Commercial Management
                                  38 Sidney Street
                                  Cambridge, Massachusetts 02139-4234
                                  Attention:  Michael Farley

Premises:                         The Premises shall be comprised of approximately 19,093 rentable square feet located on the first and second floors of the Building.

Parking Privileges:               During the Term, Tenant shall be entitled to use and shall pay for parking spaces, as set forth in Section 2.4 and Exhibit H.

Permitted                         Uses: General business and administrative
                                  offices, biotechnology research, animal
                                  experimentation and customary accessory
                                  uses supporting the foregoing, all as
                                  defined by the Cambridgeport
                                  Revitalization Development District
                                  Zoning, as set forth in Section 6.1 of the
                                  Lease.

Commencement Date:                September 1, 2004, or sooner pursuant to Section 2.5.

Annual Fixed Rent                 September 1, 2004
Commencement Date:

Tenant's Address for Notices:     Gene Logic Inc.
                                  610 Professional Drive


                                      (i)

                                  Gaithersburg, Maryland 20879
                                  Attention:  Chief Financial Officer

                                  With a copy to:

                                  Bingham McCutchen LLP
                                  150 Federal Street
                                  Boston, Massachusetts 02110
                                  Attention:  Jonathan M. Sachs, Esq.

Total Rentable Floor Area         121,622 rsf
of Building:

                                      (ii)

                                    EXHIBIT B


                                LEGAL DESCRIPTION

                                   EXHIBIT B-1

                             DESCRIPTION OF PREMISES

                                    EXHIBIT C

                                   Work Letter

1.   Landlord shall provide to Tenant an allowance (the "Leasehold
Improvements Allowance") equal to (i) the product of Ten and 00/100 Dollars ($10.00) times (ii) the rentable square footage of the Premises (for a total of One Hundred Ninety Thousand Nine Hundred Thirty and 00/100 Dollars ($190,930.00)), for application to the costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant. If Tenant incurs costs in excess of the Leasehold Improvements Allowance, then all such costs shall be born solely by Tenant. Any unused Leasehold Improvements Allowance may be applied as rent credit(s) at the beginning of the Term.

2. The application of the Leasehold Improvement Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with leasehold improvements to the Premises: the actual documented and verified cost pursuant to Tenant's design and construction contracts, including without limitation the associated contractor's overhead and profit and general conditions, incurred in the construction of the leasehold improvements to the Premises, except for the making of improvements, installation of fixtures or incorporation of other items which are moveable rather than permanent improvements in the nature of trade fixtures, examples of which may include furniture, telephone communications and security equipment, and bench-top laboratory equipment items such as microscopes.

3. During the construction of any leasehold improvements with respect to which Tenant desires to have the Leasehold Improvements Allowance applied, and in accordance with the commercially reasonable terms and conditions typically imposed upon a landlord pursuant to a construction loan agreement, such as, without limitation, retainage, lien waiver, and other requisition conditions, Tenant shall, on a monthly basis (as the Tenant's contractor submits to Tenant its application for payment), deliver to Landlord a requisition for payment showing the costs of the leasehold improvements in question and the amount of the current payment requested from Landlord for disbursement from the Leasehold Improvements Allowance within thirty (30) days after receipt of Tenant's requisition. Payments made on account of Tenant's requisitions shall be made from the Leasehold Improvement Allowance. Following the completion of any such leasehold improvements, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of such leasehold improvements, the amounts paid to date, or on behalf of the Tenant, and any amounts available for release of retainage.

                                    EXHIBIT D

                                STANDARD SERVICES
                                -----------------

The building standard services shall be defined by the Landlord and its Management Agent. A listing of services shall be as promulgated from time to time by the Landlord and shall be further described in the Tenant Handbook.

     The following services are provided by the Landlord:

     A. Regular maintenance of interior, exterior and parking lot landscaping and University Park common areas.

     B. Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

     C. Complete interior and exterior cleaning of all windows two times per year.

     D. Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.

     E. Periodic cleaning of stairwells, freight elevators, and back of house areas.

     F.   Daily, weekday rubbish removal of all tenant trash receptacles.

     G.   Daily, weekday cleaning of Tenant space to building standard.

     H. Maintenance and repair of base building surveillance and alarm equipment, mechanical, electrical, plumbing and life safety systems.

     I. Building surveillance and alarm system operation and live monitoring service to building standard specifications.

     J. Conditioned water for HVAC purposes shall be provided to the Premises from central mechanical equipment.

     K. Utilities for all interior common areas and exterior building and parking lighting.

                                    EXHIBIT E

                              RULES AND REGULATIONS

DEFINITIONS
- -----------

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word "Premises" is to be taken to include the space covered by the Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

GENERAL USE OF BUILDING
- -----------------------

     A. Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

     B. Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse shall be borne by Tenant. These rooms should be locked at all times.

     C. Except as otherwise permitted in the Lease, Landlord reserves the right to determine the number of letters allowed Lessee on any directory it maintains.

     D. No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office and then only as approved by Landlord in accordance with building standards). If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

     E. Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises. In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

     F.   Unless expressly permitted by the Landlord in writing:

          (1) No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this lease or of the Tenant's possession, the Lessee shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

                                      (i)

          (2) In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord. Blinds must be building standard.

          (3) All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises. The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises. Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

          (4) The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein except as currently utilized at the Premises or in accordance with the terms of the Lease. All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

     G. Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

     H. In order to insure proper use and care of the Premises Tenant shall not allow anyone other than Landlord's employees or contractors to clean the Premises without Landlord's permission, provided, however, that Landlord acknowledges and agrees that Tenant shall clean rooms used for Tenant's work with animals at the Premises.

     I. The Premises shall not be defaced in any way. No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made except in accordance with the Terms of this Lease.

     J. For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 6:00 p.m. and 8:00 a.m. to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Landlord. Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

     K. No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building, excepting those animals used for research purposes, by a disabled person, or otherwise within the scope of the Permitted Uses. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

                                      (ii)

     L. Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

     M. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

     N. All parking, Building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be obeyed.

     O. Tenant shall not place a load on any floor of said Premises exceeding one hundred (100) pounds per square foot. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

     P. Tenant shall not install or use any air conditioning or heating device or system other than in accordance with the terms of the Lease.

     Q. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, provided that such other and further reasonable rules and regulations shall not interfere with the Permitted Uses. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants, provided that the Landlord shall use diligent efforts to enforce the rules and regulations and shall do so in a uniform manner with respect to all tenants of the Building.

     R. The access road and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

     S. In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind except in accordance with the terms of the Lease.

     T. In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sales any foods or beverages, tobacco, flowers, or other commodities or articles, except vending machines for the benefit of employees and invitees of Tenant, without the written consent of Landlord.

     U. In order to insure use and care of the Premises Tenant shall not enter any janitors' closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas (except to the extent completely located within the Premises) without reasonable notice to Landlord.

                                     (iii)

     V. In order to insure proper use and care of the Premises Tenant shall not place door mats in public corridors without consent of Landlord.

                                      (iv)

                                    EXHIBIT F

       List of Items that May Be Removed by Tenant Pursuant to Section 4.2

                                    EXHIBIT G

                                38 Sidney Street
                Standard Tenant System Allocations and Capacities
                -------------------------------------------------


Electrical Power:                       17.5 watts per sq. ft. allocated to Tenant
                                        for lighting, tenant HVAC, receptacles and all other loads.

HVAC Capacity:                          450 ton cooling tower for entire Building.

Gas Service:                            High-pressure gas line delivered to Building.

Water Access:                           Wet stacks, including 1&1/2" cold water, 4" sanitary waste and 2" vent, available at four locations per floor.

Sewer:                                  10" storm drain connection

Floor Load Capacity:                    100 lbs per square foot.
        Second Floor:

        Roof:                           30 lbs per square foot (snow loading)
                                        Rooftop equipment can be supported on
structural steel frame.

Vertical Chases:                        Allocated for Tenant use as available.

Emergency Generator:                    Kohler Model 100RT272
                                        277v/480v  100 KW


                                    EXHIBIT H

                        SCHEDULE OF PARKING REQUIREMENTS


- --------------------------------------------------------------------------------

               Period                            *Number of Parking Spaces
- --------------------------------------------------------------------------------
Commencement Date - February 28, 2005                       10
- --------------------------------------------------------------------------------
March 1, 2005 - August 31, 2005                             20
- --------------------------------------------------------------------------------
September 1, 2005 - end of Term                             29
- --------------------------------------------------------------------------------


* Landlord shall make available to Tenant, within sixty (60) days of Tenant's request, up to 29 parking spaces for which Tenant will pay in accordance with the provisions of Section 2.4 of the Lease.